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                                                                    EXHIBIT 99.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       AND ACTING CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned hereby certifies that the accompanying report of Nucentrix Broadband Networks, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2002, and filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934. The undersigned further certifies that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



By:        /s/ Carroll D. McHenry
     -------------------------------------
     Carroll D. McHenry
     Chairman of the Board, President and
     Chief Executive Officer,
     Acting Chief Financial Officer
     (Principal Executive Officer and
     Principal Financial Officer)